NEWS RELEASE



CONTACT:  D.N. Kernis
          (203) 794-6929


                        UNION CARBIDE EARNINGS IN LINE
                          WITH DECEMBER ANNOUNCEMENT

      DANBURY, Conn., Jan. 20 -- Union Carbide Corporation (UCC) today reported fourth quarter 1996 earnings of $0.68 per common share fully diluted, compared to $1.21 per share in the same quarter of 1995.
      The result was in line with the company's announcement last month that rising raw material and energy costs, and other factors affecting its Specialties & Intermediates segment, could reduce fourth quarter 1996 earnings by as much as $0.42 per share compared to the $1.08 posted in the 1996 third quarter.
      Net income available to common stockholders for the fourth quarter of 1996 was $99 million, compared to $187 million for the same period in 1995 and $159 million in the third quarter of 1996. Sales increased 7.8 percent in the fourth quarter to $1.508 billion, compared to $1.399 billion in 1995. Sales were $1.538 billion in the third quarter of 1996.
      "Although volumes were strong for the quarter, and Carbide did a good job of controlling fixed costs, results were hurt by significantly higher raw material costs, especially ethane costs, which more than doubled since the same period in 1995," said Union Carbide Chairman and CEO William H. Joyce.
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      Dr. Joyce said that Carbide's Specialties & Intermediates segment accounted for 69.3 percent of sales and 89.7 percent of operating profit in the fourth quarter. In the Basic Chemicals & Polymers segment, glycol prices improved during the quarter, as did polyethylene prices.
      Dr. Joyce said the company would not know until later in the first quarter the degree of success it would have with the polyethylene and ethylene glycol price increases reported in last month's announcement.
      For the full year 1996, UCC reported net income available to common stockholders of $583 million, or $3.90 per common share fully diluted. Prior year earnings were $915 million, or $5.83 per common share, including a net non-recurring gain of $62 million, or $0.39 per share fully diluted.
Worldwide sales for 1996 rose 3.7 percent to $6.106 billion, compared to $5.888 billion in 1995.
      Income from corporate joint ventures declined from the prior year, the result of increased raw material costs and lower polyethylene prices for Polimeri Europa, and expenses relating to construction of the petrochemical complex in Kuwait.
      Volumes increased by 11.2 percent compared to the prior year, aided by the acquisition of Shell Oil's polypropylene resin business, and 8.9 percent volume growth for the Specialties & Intermediates segment. Fixed costs for the year rose only 2.7 percent, bringing unit fixed costs to a new low of 11.0 cents per pound.
      The company's Specialties & Intermediates segment accounted for 70.2 percent of sales and 80.6 percent of operating profit for the full year 1996. Dr. Joyce said that the segment's operating profit grew only 4.7 percent, but should show improved earnings growth in 1997 assuming continued moderation of feedstock and energy costs and a return to more normal margins, particularly in solvents and monomers.
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      He added that good progress along several fronts during the year should benefit 1997 as well as longer-term performance:
      - UCC's cost reduction program was ahead of schedule, having advanced more than halfway to its announced annual net savings target of $637 million by the year 2000 (in then-current dollars).
      - UCC's new 200-million-pound-capacity ethylene/propylene rubber plant was completed in December and is now in its startup phase.
      - The polypropylene resins business acquired from Shell Oil in the first quarter was fully integrated into UCC operations, and both its polypropylene plants were expanded.
      - Financing was completed for the Equate petrochemical complex jointly owned with Kuwaiti partners, and a polyethylene marketing company was established in anticipation of Equate's production facilities being ready for startup in the third quarter of 1997.
      - A planned 50/50 joint venture with Exxon Chemical Company was announced to research, develop, market and license leading edge technologies and catalysts for polyethylene production.
      Union Carbide is a worldwide chemicals company with advanced process technologies and large-scale chemical production facilities.
      o Specialties & Intermediates -- Union Carbide is the leading North American supplier of solvents and intermediates to the paint and coatings industry; the leading licensor of several technologies; and a leading supplier of specialty chemicals, polymers and services used in the personal care products, pharmaceuticals, automotive, wire and cable, oil and gas and industrial lubricants industries.
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      o  Basic Chemicals & Polymers --Union Carbide is among the largest manufacturers of polyethylene, the world's most widely used plastic, and the technology leader in this industry; and polypropylene, one of the world's fastest-growing, large-volume plastics. UCC is also the world's largest producer of ethylene oxide and its derivative ethylene glycol, used for polyester fiber, resin and film, automotive antifreeze and other products.
































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
            UNION CARBIDE CORPORATION AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF INCOME


                                                     Quarter Ended
                                                  Dec. 31,     Sept 30,
Millions of Dollars, Except Per Share Amounts       1996         1996
NET SALES                                         $1,508       $1,538
  Cost of sales, exclusive of depreciation and
    amortization                                   1,174        1,145
  Research and development                            44           39
  Selling, administration and other expenses(a)       82           80
  Depreciation and amortization                       77           81
  Partnership income                                 (38)         (43)
  Other income - net                                  (6)          (6)
INCOME BEFORE INTEREST EXPENSE AND PROVISION
  FOR INCOME TAXES                                   175          242
  Interest expense                                    21           18
INCOME BEFORE PROVISION FOR INCOME TAXES             154          224
  Provision for income taxes                          42           63
INCOME OF CONSOLIDATED COMPANIES                     112          161
 Loss from corporate investments carried
   at equity                                         (10)           -
NET INCOME                                           102          161
  Preferred stock dividends, net of
    income taxes                                       3            2
NET INCOME - COMMON STOCKHOLDERS                  $   99       $  159

Earnings per common share
  Primary                                         $ 0.74       $ 1.19
    Based on the indicated number of shares	  131,504,702  133,436,084

  Fully diluted                                   $ 0.68       $ 1.08
    Based on the indicated number of shares	  147,553,773  149,781,685



(a) Selling                                       $   34       $   32
    Administration                                    30           32
    Other expenses                                    18           16
      Total                                       $   82       $   80


                                                   Quarter Ended
                                                      Dec. 31,
Millions of Dollars, Except Per Share Amounts           1995
NET SALES                                             $1,399
  Cost of sales, exclusive of depreciation and
    amortization                                         960
  Research and development                                38
  Selling, administration and other expenses(a)           81
  Depreciation and amortization                           79
  Partnership income                                     (31)
  Other income - net                                     (29)
INCOME BEFORE INTEREST EXPENSE AND PROVISION
  FOR INCOME TAXES                                       301
  Interest expense                                        25
INCOME BEFORE PROVISION FOR INCOME TAXES                 276
  Provision for income taxes                              77
INCOME OF CONSOLIDATED COMPANIES                         199
 Loss from corporate investments carried
   at equity                                              (9)
NET INCOME                                               190
  Preferred stock dividends, net of
    income taxes                                           3
NET INCOME - COMMON STOCKHOLDERS                      $  187

Earnings per common share
  Primary                                             $ 1.33
    Based on the indicated number of shares      140,318,627

  Fully diluted                                       $ 1.21
    Based on the indicated number of shares      156,564,534



(a) Selling                                           $   33
    Administration                                        27
    Other expenses                                        21
      Total                                           $   81



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

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                        UNION CARBIDE CORPORATION AND SUBSIDIARIES

                        CONDENSED CONSOLIDATED STATEMENT OF INCOME



                                                 Year Ended December 31,
Millions of Dollars, Except Per Share Amounts       1996         1995

NET SALES                                         $6,106       $5,888
  Cost of sales, exclusive of depreciation and
    amortization                                   4,568        4,100
  Research and development                           159          144
  Selling, administration and other expenses(a)      321          387
  Depreciation and amortization                      312          306
  Partnership income                                (144)        (152)
  Other income - net (b)                             (31)        (245)
INCOME BEFORE INTEREST EXPENSE AND PROVISION
  FOR INCOME TAXES                                   921        1,348
  Interest expense                                    76           89
INCOME BEFORE PROVISION FOR INCOME TAXES             845        1,259
  Provision for income taxes                         236          380
INCOME OF CONSOLIDATED COMPANIES                     609          879
  Income (loss) from corporate investments
    carried at equity                                (16)          46
NET INCOME                                           593          925
  Preferred stock dividends, net of income taxes      10           10
NET INCOME - COMMON STOCKHOLDERS                  $  583       $  915

Earnings per common share
  Primary                                         $ 4.28       $ 6.44
    Based on the indicated number of shares  135,521,904  141,663,656

  Fully diluted                                   $ 3.90       $ 5.83
    Based on the indicated number of shares  151,642,658  158,380,545



(a) Selling                                       $  130       $  128
    Administration (c)                               121          186
    Other expenses                                    70           73
      Total                                       $  321       $  387


(b) Includes a gain of $381 million from the sales of the corporation's interest in UCAR International, Inc., in the first and third quarters of 1995, and a charge of $191 million for future lease payments on unused office space, primarily at the corporation's Danbury headquarters, in the first quarter of 1995.

(c) Includes a $68 million charge for postemployment benefits, including severance, in the third quarter of 1995.


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                  UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                 SEGMENT DATA



                                              Quarter Ended
                                    Dec. 31,    Sept. 30,    Dec. 31,
Millions of dollars                   1996        1996         1995

SALES

Specialties & Intermediates         $1,045      $1,055       $1,006
Basic Chemicals & Polymers             527         552          490
Intersegment Eliminations              (64)        (69)         (97)

            Total                   $1,508       $1,538      $1,399


OPERATING PROFIT

Specialties & Intermediates         $  157      $  202       $  177
Basic Chemicals & Polymers              17          40          115
Other                                    1           -            9

            Total                   $  175      $  242       $  301


DEPRECIATION AND AMORTIZATION

Specialties & Intermediates         $   44      $   50       $   49
Basic Chemicals & Polymers              33          31           30

            Total                   $   77      $   81       $   79


CAPITAL EXPENDITURES

Specialties & Intermediates         $  135      $  121       $  126
Basic Chemicals & Polymers              55          47           52

            Total                   $  190      $  168       $  178











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               UNION CARBIDE CORPORATION AND SUBSIDIARIES
                              SEGMENT DATA



                                     Year Ended December 31,
Millions of dollars                     1996         1995

SALES

Specialties & Intermediates           $4,286       $4,123
Basic Chemicals & Polymers             2,125        2,080
Intersegment Eliminations               (305)        (315)

            Total                     $6,106       $5,888


OPERATING PROFIT

Specialties & Intermediates           $  742       $  709
Basic Chemicals & Polymers               162          444
Other                                     17          195

            Total                     $  921       $1,348


DEPRECIATION AND AMORTIZATION

Specialties & Intermediates           $  188       $  194
Basic Chemicals & Polymers               124          112

            Total                     $  312       $  306


CAPITAL EXPENDITURES

Specialties & Intermediates           $  522       $  392
Basic Chemicals & Polymers               199          150

            Total                     $  721       $  542








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                  UNION CARBIDE CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEET



                                                       Millions of Dollars
                                                         at December 31,
                                                        1996      1995


ASSETS

Cash and cash equivalents                             $   94    $  449
Notes and accounts receivable                          1,047       996
Inventories                                              541       544
Other current assets                                     191       207
      Current assets                                   1,873     2,196
Net fixed assets                                       3,409     2,808
Investments and other assets                           1,264     1,252

          Total Assets                                $6,546    $6,256



LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt and current portion of
  long-term debt                                      $  112    $   38
Other current liabilities                              1,166     1,300
      Current liabilities                              1,278     1,338
Long-term debt                                         1,487     1,285
Other long-term obligations                            1,667     1,588
Stockholders' equity                                   2,114     2,045

          Total Liabilities and Stockholders' Equity  $6,546    $6,256

















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